Exhibit 10.1

PURCHASE AGREEMENT
by and among
TRUGREEN, INC.,
TRUGREEN COMPANIES L.L.C.,
OUTDOOR HOME SERVICES HOLDINGS LLC,
and
SLS HOLDINGS, INC.
dated as of March 19, 2019

TABLE OF CONTENTS

	Article I
	CERTAIN DEFINITIONS
	Article II
	THE TRANSACTIONS
2.1	The Transactions	3
2.2	Other Closing Actions	3
2.3	Other Agreements	4
2.4	Tax Matters	5
	Article III
	REPRESENTATIONS AND WARRANTIES OF THE PARTIES
3.1	Representations of All Parties	5
3.2	Representations of the Scotts Member	6
3.3	Representations of the TruGreen Members	6
	Article IV
	GENERAL PROVISIONS
4.1	Further Assurances	7
4.2	Consent; Waiver	7
4.3	Severability	7
4.4	Entire Agreement	7
4.5	No Third-Party Beneficiaries	8
4.6	Public Announcements	8
4.7	Governing Law; Jurisdiction	8
4.8	Waiver of Jury Trial	9
4.9	No Presumption Against Drafting Party	9
4.10	Execution of Agreement	9
4.11	Interpretation	10

i

PURCHASE AGREEMENT
This purchase agreement, dated as of March 19, 2019 (this “Agreement”), is entered into by and among TruGreen Companies L.L.C., a Delaware limited liability company (“TruGreen LLC”), TruGreen, Inc., a Delaware corporation (“TruGreen, Inc.” and together with TruGreen LLC, the “TruGreen Members”), SLS Holdings, Inc., a Delaware corporation (the “Scotts Member”), and Outdoor Home Services Holdings LLC, a Delaware limited liability company (the “Company” and together with the TruGreen Members and the Scotts Member, the “Parties”).
WHEREAS, TruGreen LLC, TruGreen, Inc., Outdoor Home Services, Inc., a Delaware corporation, The Scotts Miracle-Gro Company, an Ohio corporation (“Scotts”), and the Scotts Member are parties to an Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 13, 2016, as amended by the amendments dated June 5, 2017 and August 11, 2017 (the “LLC Agreement”);
WHEREAS, as of the date hereof, TruGreen LLC owns 73,313,004 Common Units (as defined in the LLC Agreement) of the Company, TruGreen, Inc. owns 740,535 Common Units of the Company and the Scotts Member owns 31,446,535 Common Units of the Company (the “Purchased Units”);
WHEREAS, TruGreen Limited Partnership, a Delaware limited partnership (“TruGreen LP”), is party to a First Lien Credit Agreement, dated as of April 13, 2016 (the “First Lien Credit Agreement”), by and among TruGreen LP, as borrower, the several banks and other financial institutions from time to time party thereto, and JP Morgan Chase Bank, N.A., as administrative agent and collateral agent, as amended by the amendment dated August 11, 2017, providing for, among other things, a term loan facility in the initial aggregate principal amount of $800,000,000 and a revolving credit facility in the aggregate principal amount of $146,000,000, and a Second Lien Credit Agreement, dated as of April 13, 2016 (the “Second Lien Credit Agreement”, and together with the First Lien Credit Agreement, the “Credit Agreements”), by and among TruGreen LP, as borrower, the several banks and other financial institutions from time to time party thereto, and Cortland Capital Market Services, LLC, as collateral agent, as amended by the amendment dated August 11, 2017, providing for, among other things, a term loan facility in the aggregate principal amount of $200,000,000;
WHEREAS, TruGreen LP intends to amend the Credit Agreements to, among other things, (i) provide for the refinancing of the term loan facility and the revolving credit facility under the First Lien Credit Agreement, (ii) provide for the increase of the term loan facility under the First Lien Credit Agreement to the aggregate principal amount of $965,000,000, (iii) provide for the increase of the revolving credit facility under the First Lien Credit Agreement to the aggregate amount of $181,000,000 and (iv) make certain changes to the Second Lien Credit Agreement consistent with the changes made to the First Lien Credit Agreement (collectively, the “Refinancing”);
WHEREAS, contemporaneously with the execution of this Agreement, Arawak IX, L.P. (“Arawak”), TruGreen LP and the Scotts Member shall enter into an Assignment and

Assumption Agreement, pursuant to which Arawak shall purchase all loans held by the Scotts Member and its affiliates under the Second Lien Credit Agreement;
WHEREAS, it is contemplated that, the Company will make cash distributions in the aggregate amount of $234,183,600.00 to its members, on a pro rata basis, with TruGreen LLC receiving $162,736,409.11, TruGreen, Inc. receiving $1,643,801.24, and the Scotts Member receiving $69,803,389.65 (the “Company Distributions”);
WHEREAS, the amount of the Company Distribution to the Scotts Member will be offset by the amount of the Additional Consulting Fee (as defined in the Consulting Agreement (as defined below)) previously received by the Scotts Member in respect of the period from date hereof to the end of the first quarter of 2019, being $29,917.00 (the “Consulting Fee Set-Off Amount”);
WHEREAS, it is contemplated that, TruGreen, Inc. will make a cash contribution to TruGreen LLC of all of the proceeds of its portion of the Company Distributions (the “TruGreen, Inc. Contribution”); and
WHEREAS, the Scotts Member wishes to sell, and TruGreen LLC wishes to buy, immediately after the Company Distributions and the TruGreen, Inc. Contribution, the Purchased Units in exchange for $164,380,210.35 in cash.
NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I

CERTAIN DEFINITIONS
As used in this Agreement, the following terms shall have the following meanings:
“Closing” means the closing of the Company Distributions, the Refinancing and the Unit Purchase.
“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.
“Encumbrance” means any charge, claim, encumbrance, pledge, lien (including a tax lien), collateral assignment, security interest, mortgage, easement, encroachment, right-of-way, covenant, condition, restriction, option, right of first offer or refusal, third party right, limitation on voting rights, deed of trust, title retention, purchase agreement, conditional sale or other security arrangement, or any license, order or charge of any nature, or any adverse claim of title, title defect, ownership or use, or any agreement of any kind restricting transfer of ownership or voting of any nature.

“Governmental Body” means any domestic or foreign government, including any foreign, federal, state, provincial, local, territorial or municipal government or any political subdivision thereof, or any governmental, regulatory, judicial or administrative division, agency, authority, board, bureau, court, tribunal, or commission.
“Law” means any domestic or foreign, federal, state or local law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any Governmental Body.
“Pass-Through Tax Return” means any tax return filed by or with respect to the Company or any of its subsidiaries to the extent that (i) the Company or such subsidiary is treated as a partnership or disregarded entity for purposes of such tax return and (ii) the results of operations reflected on such tax return are also reflected on tax returns of the Scotts Member or the TruGreen Members, or the direct or indirect (if any) owners of any of the foregoing on a pass-through basis.
“Person” means any natural person, general or limited partnership, limited liability company, unlimited liability company, corporation (including non-for-profit corporation), joint stock company, trust, estate, joint venture, group, association or unincorporated organization or any other form of business or professional entity, but does not include a Governmental Body.
ARTICLE II

THE TRANSACTIONS
2.1    The Transactions. The following transactions shall be consummated on the date hereof in the following order:
(a)    The Company shall make the Company Distributions and shall pay, or cause to be paid, the amounts thereof in cash to (or as directed by) the Scotts Member and the TruGreen Members, as applicable, by wire transfer of immediately available funds to an account designated by the Scotts Member (which account information is set forth on Annex A hereto) and at the direction of the TruGreen Members, as applicable; provided that the Company Distribution to the Scotts Member shall be reduced by the Consulting Fee Set-Off Amount, such that the Company will pay, or cause to be paid, $69,773,472.65 to the Scotts Member.
(b)    TruGreen LLC shall purchase all of the Purchased Units (the “Unit Purchase”) and in exchange therefor TruGreen LLC shall pay, or cause to be paid, to the Scotts Member $164,380,210.35 in cash (the “Purchase Price”) by wire transfer of immediately available funds to an account designated in writing by the Scotts Member (which account information is set forth on Annex A hereto).
2.2    Other Closing Actions. Effective as of the Closing:
(a)    The Scotts Member shall hereby withdraw as a Member under the LLC Agreement and cease to have any rights or obligations under the LLC Agreement other than (i)

the obligations contained in Section 10.6 of the LLC Agreement (related to confidentiality), which are hereby incorporated herein by reference and shall remain in full force and effect, (ii) the rights contained in Section 8.9 of the LLC Agreement, which are hereby incorporated herein by reference and shall remain in full force and effect, (iii) the rights contained in Article XI of the LLC Agreement, which are hereby incorporated herein by reference and shall remain in full force and effect and (iv) the rights and obligations contained in Section 6.4, Section 14.3(b)-(d) and Section 15.2 of the LLC Agreement (with the exception of Section 15.2(c)(iii)(1) and Section 15.2(d) of the LLC Agreement), which are hereby incorporated herein by reference, and shall remain binding on the Scotts Member and the TruGreen Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the federal income taxation of the Company or its members; provided that the Scotts Member shall be entitled to the review and comment rights provided in the second sentence of Section 15.2(a) for Pass-Through Tax Returns with respect to taxable periods or portions thereof during which the Scotts Member held Common Units representing at least the Minimum Governance Amount (as defined in the LLC Agreement) notwithstanding that the Scotts Member shall no longer hold Common Units representing at least the Minimum Governance Amount. In furtherance of the foregoing, the parties to the LLC Agreement are amending and restating the LLC Agreement concurrently with the Closing. The provisions referenced above incorporated herein by reference shall refer to the provisions in the form set forth in the LLC Agreement prior to the adoption of the Second Amended and Restated LLC Agreement being entered into in connection with the transactions contemplated hereby.
(b)    The Consulting Agreement, dated as of April 13, 2016 (the “Consulting Agreement”), by and among the Company, TruGreen LP and Scotts, shall terminate in accordance with Section 4 thereof by execution of the termination agreement being entered into concurrently herewith (the “Termination Agreement”), and the Indemnification Agreement, dated as of April 13, 2016 (the “Indemnification Agreement”), by and among the Company, Outdoor Home Services Midco LLC, a Delaware limited liability company, Outdoor Home Services GP LLC, a Delaware limited liability company, TruGreen LP, the Scotts Member and Scotts, shall terminate and be of no further force and effect, other than in respect of claims or matters relating to or arising during the period prior to Closing, with respect to which the Indemnification Agreement shall continue to be in effect, by execution of the Termination Agreement.
(c)    The Scotts Member shall cause all of its appointees to the board of directors of the Company to resign.
2.3    Other Agreements. Except as expressly set forth herein, all indemnification and other rights and obligations set forth in the Contribution and Distribution Agreement, dated as of December 10, 2015, between Scotts and TruGreen Holding Corporation, a Delaware corporation, and the Ancillary Agreements (as defined therein) shall remain in full force and effect in accordance with their terms, including the terms relating thereto set forth in the Closing Side Letter (to the extent such rights and obligations remain in effect in accordance with the terms of such agreements).

2.4    Tax Matters. The Parties agree to treat, for U.S. federal, state and local income tax purposes, (i) the Company Distributions as a tax-free distribution under Section 731(a) of the Code and (ii) the Unit Purchase as a sale or exchange of the Purchased Units under Sections 741 and 751(a) of the Code. None of the Parties shall take a tax reporting position inconsistent with the preceding sentence. Attached as Schedule 2.4 are the agreed principles to determine the allocation of the Purchase Price and other taxable consideration, for U.S. federal, state and local income tax purposes, among the assets of the Company, which the Parties agree represents the fair market value of the assets of the Company (such schedule, the “Allocation Principles”). Within 60 days after Closing, TruGreen LLC shall prepare and deliver to the Scotts Member an allocation statement which allocates Purchase Price and other taxable consideration among the Company’s assets and is prepared in a manner consistent with the Allocation Principles and Section 1060 of the Code (the “Allocation Statement”). The Parties shall report, act and file tax returns in all respects and for all purposes consistent with the Allocation Statement. With respect to any Pass-Through Tax Return, the Parties agree that all items of income, gain, loss and deduction shall be allocated between the pre-closing tax period and the remaining portion of such tax year using a pro rata allocation method such that all such items shall be allocated in proportion to the number of days in each period in a manner consistent with Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTIES
3.1    Representations of All Parties. Each Party represents and warrants to the other Parties as follows:
(a)    Organization. Such Party is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, formation or incorporation, as applicable, and has all requisite corporate or other (as applicable) power and authority to conduct its business as currently conducted.
(b)    Power and Authority. Such Party has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Party and constitutes a valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.
(c)    No Violations. The execution and delivery of this Agreement by such Party, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, will not violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of its charter, bylaws or other similar organizational documents (if and as applicable) or any agreement or other instrument to which it is a party. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Party, including in the case of the TruGreen Members, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the execution and delivery of this Agreement or the performance of such Party’s obligations hereunder.
(d)    No Other Representations or Warranties. Each Member acknowledges and agrees that it is not relying upon any representations or warranties of the other Members, express or implied, except those contained herein, and each Member specifically does not request, desire or require the other Members to make any other representations or warranties whatsoever with respect to the other Members and/or sale of the Purchased Units or any other matter with respect to any of the transactions contemplated hereby. Each Member acknowledges and agrees that (i) the other Members may have knowledge of material non-public or other confidential information regarding the Company that such Member does not have and (ii) it has made its own assessment of the present condition and the future prospects of the Company and its business and is sufficiently experienced and sophisticated to make an informed judgment with respect thereto and the purchase or sale of the Purchased Units, as applicable.
3.2    Representations of the Scotts Member.
(a)    Common Unit Ownership. All of Purchased Units are (i) legally and beneficially owned by the Scotts Member and (ii) held free and clear of any Encumbrance (other than any restriction on transfer arising under applicable securities Law). There are no outstanding options, warrants, calls, rights or any other agreements, trust, proxies or similar arrangements affecting the sale or voting of the Purchased Units (other than this Agreement and the LLC Agreement). At, and subject to the occurrence of, the Closing, TruGreen LLC will acquire good and valid title to the Purchased Units, free and clear of any Encumbrance (other than any restriction on transfer arising under applicable securities Law and any Encumbrance created by TruGreen LLC).
(b)    No Brokers. No Person has acted, directly or indirectly, as an agent, broker, investment banker, finder or financial advisor for the Scotts Member in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof.
3.3    Representations of the TruGreen Members.
(a)    No Brokers. No Person has acted, directly or indirectly, as an agent, broker, investment banker, finder or financial advisor for the TruGreen Members in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof.
(b)    Investment Matters. Each of the TruGreen Members is an “accredited investor” within the meaning of Section 506 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). Each of the TruGreen Members is acquiring the Purchased Units for investment purposes only, and not with a view to, or for, any public resale or other distribution thereof. The TruGreen Members acknowledge that the Purchased Units have not been registered under the Securities Act or any state securities laws, and that the Purchased Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and is registered under any applicable U.S. state or non-U.S. securities Laws, or pursuant to an exemption from registration under the Securities Act and any applicable U.S. state or non-U.S. securities Laws.
(c)    Special Consulting Fee. No Special Consulting Fee (as defined in the Consulting Agreement) will be paid in connection with this Agreement or the transactions contemplated hereby. The transactions contemplated hereby shall not constitute a Special Transaction (as defined in the Consulting Agreement) under the Consulting Agreement.
ARTICLE IV

GENERAL PROVISIONS
4.1    Further Assurances. Each Party shall (and shall cause its subsidiaries and representatives to) from time to time, at another Party’s reasonable request, execute and deliver, or cause to be executed and delivered, such further instruments, documents, conveyances or assurances and perform such further acts, as such other Party may reasonably require in order to fully effect the transactions contemplated by this Agreement.
4.2    Consent; Waiver. The Parties hereby consent to the transactions contemplated by this Agreement (including, for the avoidance of doubt, the Refinancing and withdrawal of the Scotts Member) for all purposes, including under the LLC Agreement, without regard to notice or other requirements, including any that may be set forth in the LLC Agreement. The Parties hereby waive any and all provisions under the LLC Agreement that restrict, or might restrict, the transactions contemplated hereby.
4.3    Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal or incapable of being enforced by any rule, Law or public policy of any jurisdiction (a) such invalidity, illegality or unenforceability shall be fully separable and shall not affect any other provision or portion of any provision of this Agreement in such jurisdiction and (b) all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and shall be deemed substituted for the provision at issue, a valid, legal and enforceable provision. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Law in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible, and so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner adverse to any Party.
4.4    Entire Agreement. Without limiting Section 2.3, this Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, arrangements, communications, understandings and undertakings with respect to the subject matter hereof, both written and oral. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby other than those expressly set forth herein, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.
4.5    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
4.6    Public Announcements. The timing and content of all press releases or other written public announcements regarding any aspect of this Agreement or the transactions contemplated hereby by a Party shall be subject to prior consultation with and the consent of the other Parties (which shall not be unreasonably withheld or delayed); provided that (i) a Party may, without the prior consent of any other Party, issue such a press release or other similar public statement or disclosure (including in current, quarterly and annual forms filed with the Securities and Exchange Commission and in connection with earnings, analyst and similar conferences customary for a public company) as may be required by, or deemed advisable to comply with, in either case, in the good faith judgment of the disclosing Party, applicable Law or any listing agreement with a securities exchange or debt agreement to which the disclosing Party is a party, in which case, the disclosing Party shall, to the extent reasonably practicable under the circumstances, use reasonable efforts to consult with the other Parties regarding the form and content of such disclosure prior to the disclosure thereof and (ii) without limiting clause (i) above, once the content of a disclosure by a disclosing Party has been approved by the other Parties, the disclosing Party may make public disclosure of substantially similar content in subsequent statements or filings.
4.7    Governing Law; Jurisdiction.
(a)    This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, without regard to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that are not mandatorily applicable by Law and would permit or require the application of the Laws of another jurisdiction.
(b)    Each Party irrevocably agrees that any and all legal actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the borough of Manhattan in The City of New York (or, solely if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each Party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each Party agrees not to commence any action, suit, and proceeding or counterclaim relating thereto, except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Nothing in this Section 4.7 shall be deemed to prevent any party from seeking to remove any action to a federal court in the State of New York.
4.8    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (AND SHALL CAUSE THEIR RESPECTIVE SUBSIDIARIES TO IRREVOCABLY AND UNCONDITIONALLY WAIVE) ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR BY THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8.
4.9    No Presumption Against Drafting Party. Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
4.10    Execution of Agreement. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, .pdf signature, or electronic mail transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.

4.11    Interpretation. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such phrase shall not simply mean “if”. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, all as in effect on the date hereof. Underscored references to Articles or Sections shall refer to those portions of this Agreement. References to “$” or “dollars” in this Agreement shall mean United States dollars. Any reference in this Agreement to a time or date shall be deemed to be such date or time in New York City, unless otherwise specified. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic format) in a visible form. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall, unless otherwise stated, refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement. The use of the word “or” is not intended to be exclusive unless otherwise stated. The use of the phrases “the date of this Agreement”, “the date hereof”, “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the preamble to this Agreement. The word “will” shall be construed to have the same meaning and effect as the word “shall” and vice versa.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized representatives.

SLS HOLDINGS, INC.

By: /s/ AIMEE M. DELUCA
Name: Aimee M. DeLuca
Title: President

Purchase Agreement

TRUGREEN COMPANIES L.L.C.

By: /s/ MICHAEL B. SIMS
Name: Michael B. Sims
Title: Senior Vice President & Chief Financial Officer

TRUGREEN, INC.

By: /s/ MICHAEL B. SIMS
Name: Michael B. Sims
Title: Senior Vice President & Chief Financial Officer

OUTDOOR HOME SERVICES HOLDINGS LLC

By: /s/ MICHAEL B. SIMS
Name: Michael B. Sims
Title: Senior Vice President & Chief Financial Officer

Purchase Agreement

Schedule 2.4
Allocation Principles

Asset Class	Purchase Price Allocation
Class I Assets:
Cash	Amount as of the Closing date
Deposit accounts	Amount as of the Closing date

Class II Assets:
Actively traded personal property	GAAP Book Value as of the Closing date
Certificates of deposit	GAAP Book Value as of the Closing date

Class III Assets:
Debt instruments	Face Amounts as of the Closing date
Accounts receivable	Face Amounts as of the Closing date

Class IV Assets:
Inventory	GAAP Book Value as of the Closing date

Class V Assets:
Machinery and equipment	GAAP Book Value as of the Closing date
Real estate	GAAP Book Value as of the Closing date
Other Class V	GAAP Book Value as of the Closing date

Class VI Assets:	N/A

Class VII Assets:
Goodwill and going concern value	All remaining taxable consideration[1]

________________________
1 Amount to be determined by reference to the Purchase Price and other taxable consideration issued in exchange for the Purchased Units.